                                                                    EXHIBIT 10.6

CONFORMED COPY


                            INTERCREDITOR AGREEMENT



                                    between


                          BHF BANK AKTIENGESELLSCHAFT
                     as Senior Agent and Security Trustee


                              THE SENIOR LENDERS
                                 named herein


                               BARCLAYS BANK PLC
                         as Senior Subordinated Agent


                        THE SENIOR SUBORDINATED LENDERS
                                 named herein


                                      and



                                    OTHERS



                                Clifford Chance

                                   CONTENTS

Clause                                                                     Page No.
1.   Interpretation and Definitions......................................    2
2.   Consent to the Finance Documents....................................    6
3.   Ranking (Schuldrechtliche Rangvereinbarung).........................    6
4.   Undertakings of the Senior Subordinated Agent and the Senior
     Subordinated Lenders................................................    6
5.   Undertakings in respect of the Hedging Liabilities..................    7
6.   Undertakings in respect of the Senior Liabilities...................    8
7.   Consents and Entrenched Provisions..................................    9
8.   The Hedging Liabilities.............................................   10
9.   Permitted Payments..................................................   10
10.  Subordination (Rangrucktrittsvereinbarung)..........................   12
11.  Enforcement (Durchsetzung der Anspruche und Verwertung
     der Sicherheiten)...................................................   15
12.  Appropriation (Anrechnung der erhaltenen Zahlungen).................   18
13.  Amendments (Anderungen).............................................   19
14.  Notices (Mitteilungen)..............................................   19
15.  Miscellaneous.......................................................   20
16.  Assignments and Transfers (Abtretungen, Schuldubernahme oder
     Vertragsubernahme)..................................................   21
17.  Transfers of Senior Liabilities to the Senior Subordinated Lenders..   21
18.  The Security Trustee................................................   22
19.  Governing Law (Rechtswahl)..........................................   22
20.  Jurisdiction (Gerichtsstand)........................................   23

SCHEDULE I

Form of Accession Agreement..............................................   24

THIS INTERCREDITOR AGREEMENT is made the 20th day of February 1998

BETWEEN:-

(1) BHF BANK AKTIENGESELLSCHAFT as agent for the Senior Lenders under the Senior Facility Agreement (the "Senior Agent") and as security agent and security trustee (Treuhander) for the Beneficiaries (in this capacity, the "Security Trustee");

(2) THE FINANCIAL INSTITUTIONS whose names are set out as Initial Senior Lenders on the execution pages to this Agreement (the "Initial Senior Lenders");

(3) BARCLAYS BANK PLC as agent for the Senior Subordinated Lenders under the Senior Subordinated Facility Agreement (the "Senior Subordinated Agent"); and

(4) THE FINANCIAL INSTITUTION whose name is set out as initial mezzanine lender on the execution pages to this Agreement (the "Initial Senior Subordinated Lender");

WHEREAS:

(A) By a senior facility agreement (the "Senior Facility Agreement") dated on or about the date hereof made between, inter alia, the Senior Agent, the Security Trustee, the Senior Lenders and IFCO International Food Container Organisation GmbH (the "Borrower"), the Senior Lenders have agreed to make available to the Borrowers term and revolving, loan facilities of such amounts and on the terms referred to in the Senior Facility Agreement for the purposes therein mentioned.

(B) A Bank or Banks (as the terms are defined in the Senior Facility Agreement) have agreed to or may enter into interest rate and/or currency hedging agreements with the Borrower pursuant to and in accordance with the original terms of the Agreed Hedging Strategy (such agreements together with any additional agreements entered into by the Borrower in accordance with the original terms of the Agreed Hedging Strategy being hereinafter referred to as the "Hedging Agreements").

(C) By a senior subordinated facility agreement (the "Senior Subordinated Facility Agreement") dated on or about the date hereof made between, inter alia, the Senior Subordinated Agent, the Security Trustee, the Initial Senior Subordinated Lender and the Borrower, the Initial Senior Subordinated Lender has agreed to make available to the Borrower (as defined therein) a mezzanine loan facility of such amount and on the terms referred to in the Senior Subordinated Facility Agreement for the purposes therein mentioned.

(D) Pursuant to the Security Documents, security (the "Security") is to be granted in favour of the Security Agent as trustee and/or in favour of the Beneficiaries as security for the obligations of the Borrower under the Finance Documents.

(E) It has been agreed between the parties hereto that the claims of the Beneficiaries against the Borrower under the Facility Agreements and the
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                                                                               2

Security Documents and the claims of each of the Hedge Counterparties under the Hedging Agreements shall be regulated and/or subordinated in the manner set out herein.

NOW THIS AGREEMENT WITNESSETH and IT IS HEREBY AGREED AND DECLARED as follows:

1.  Interpretation and Definitions

1.1    In this Agreement:

"Agreed Hedging Strategy" means the approved and agreed hedging strategy contained in the Hedging Strategy Letter (as defined in the Senior Facility Agreement);

"Accession Agreement" means an accession agreement substantially in the form set out in Schedule I executed or to be executed by a person intending to become a party hereto;

"Beneficiaries" means each of the Beneficiaries as defined in the Security Trust Agreement and their respective successors, assigns and transferees from time to time;

"Facility Agreements" means the Senior Facility Agreement and the Senior Subordinated Facility Agreement and "Facility Agreement" shall mean either of them;

"Finance Documents" means the Senior Facility Documents, the Senior Subordinated Facility Documents and the Hedging Agreements;

"Hedge Counterparties" means each of the Banks (as that term is defined in each of the Facility Agreements) which enters into a Hedging Agreement with the Borrower and delivers an Accession Agreement to the Security Trustee;

"Hedging Liabilities" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by the Borrower to any Hedge Counterparty pursuant to the terms of any Hedging Agreement together with all Related Liabilities in relation thereto, as determined by the relevant Hedge Counterparty and agreed by the Senior Agent (or, after the Senior Discharge Date, the Senior Subordinated Agent) at any given time;

"Lenders" means the Senior Lenders, the Hedge Counterparties and the Senior Subordinated Lenders;

"Liabilities" means the Senior Liabilities and the Senior Subordinated Liabilities;

"Majority Lenders" means, until the Senior Discharge Date, the Majority Senior Lenders and, after the Senior Discharge Date, the Majority Senior Subordinated Lenders;

"Majority Senior Subordinated Lenders" means an Instructing Group as defined in the Senior Subordinated Facility Agreement;

"Majority Senior Lenders" means an Instructing Group as defined in the Senior Facility Agreement;

"Material Variation" in relation to each of the Senior Facility Documents and the Senior Subordinated Facility Documents means:-

(i) increases in or a change in the basis on which interest accrues or is payable (not being, for the avoidance of doubt, fluctuations of FIBOR) not provided for by the original terms of the relevant document;

(ii) alterations of the provisions relating to the amounts or currency or dates of repayment or prepayment;

(iii) increases in the maximum commitments or principal amounts capable of being outstanding thereunder as at the date hereof,

(iv) changes in the basis on which fees, commissions or other like payments are made or calculated (other than, for the avoidance of doubt, an increase in the amount of any fees payable to the Senior Agent or the Senior Subordinated Agent of up to DM1OO,000 per annum for each such agent following the occurrence of a Senior Default or Senior Subordinated Default (as the case may be);

(v) any amendment, variation or supplement whereby the Borrower becomes liable to make an additional payment (or increase an existing payment) not provided for by the original terms of the relevant document;

(vi) any amendment, variation, waiver or release of or supplement in a manner whereby the ranking and/or subordination arrangements provided for herein are adversely affected; and

(vii) amendments, variations or supplements to the representations, covenants and/or events of default other than those which do not impose any additional obligations on any Group Entity;

"Postponed Senior Liabilities" means any Senior Liabilities (and Related Liabilities relating thereto (other than as referred to in the further proviso in Clause 6.1)) which do not have priority over the Senior Subordinated Liabilities by reason of Clause 6.1.

"Related Liabilities" in relation to any of the Liabilities means:

(i) any refinancing, novation (other than pursuant to transfer certificates permitted by the Senior Facility Documents or the Senior Subordinated Facility Documents), refunding, deferral or extension of any of those liabilities;

(ii) any further advance which may be made under any agreement supplemental to the relevant facilities agreement plus all interest, fees and costs in connection therewith;

(iii) any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with the relevant facilities agreement;

(iv) any claim against the Borrower flowing from any recovery by the Borrower of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(v) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings;

"Security Documents" means each of the Senior Security Documents (as that term is defined in the Senior Facility Agreement) and the Senior Subordinated Security Documents (as that term is defined in the Senior Subordinated Facility Agreement);

"Security Trust Agreement" means the security trust agreement entered into on or about the date hereof between, inter alia, the Beneficiaries, the Borrower, IFCO Europe and the Security Trustee;

"Senior Discharge Date" means the date on which the Senior Liabilities (other than the Postponed Senior Liabilities) have been repaid in full and all commitments in respect thereof have been cancelled;

"Senior Default" means any event specified as an event of default in Clause 30.1 of the Senior Facility Agreement;

"Senior Facility Documents" shall have the meaning ascribed to the term "Facility Documents" in the Senior Facility Agreement;

"Senior Lenders" means each Initial Senior Lender and any other Bank to whom any Senior Liabilities become outstanding provided that such Bank has acceded to this Agreement in accordance with Clause 16;

"Senior Liabilities" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by the Borrower to any of the Beneficiaries under the Senior Facility Documents together with all Related Liabilities in relation thereto (which, in the case of the Hedging Agreements, shall be determined by the relevant Hedge Counterparty and agreed by the Senior Agent at any given time);

"Senior Subordinated Beneficiaries" means each of the Beneficiaries as defined in the Senior Subordinated Facility Agreement and their respective successors, assigns and transferees from time to time;

"Senior Subordinated Default" means any event specified as an event of default in Clause 23 of the Senior Subordinated Facility Agreement;

"Senior Subordinated Discharge Date" means the date on which all Senior Subordinated Liabilities have been fully paid and discharged to the reasonable satisfaction of the Senior Subordinated Agent, whether or not as a result of enforcement;

"Senior Subordinated Facility Documents" shall have the meaning ascribed to the term "Facility Documents" in the Senior Subordinated Facility Agreement;

"Senior Subordinated Lenders" means each Initial Senior Subordinated Lender and any other Bank (as defined in the Senior Subordinated Facility Agreement) to whom any Senior Subordinated Liabilities become outstanding Provided that such Bank has acceded to this Agreement in accordance with Clause 16; and

"Senior Subordinated Liabilities" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by the Borrower to any of the Senior Subordinated Beneficiaries under the Senior Subordinated Facility Documents together with all Related Liabilities in relation thereto.

1.2 Unless the context or the express provisions of this Agreement otherwise require:

(i)    words importing the singular shall include the plural and vice versa;

(ii) references herein to any act or statute shall include any modification extension or reenactment thereof for the time being in force and shall also include all instruments, orders, plans, regulations, permissions and directions at any time deriving validity therefrom;

(iii) references herein to all or any documents shall be construed as references to those documents as the same may have been or may be from time to time amended, supplemented or novated in accordance with their terms and, if appropriate, the terms of this Agreement;

(iv) any reference herein to a person shall include a company, partnership or unincorporated association;

(v)    headings shall be ignored for the purposes of interpretation;

(vi) references herein to a party, shall be construed so as to include their respective successors in title, transferees and assigns and (where applicable) to any replacement or additional trustee or agent as permitted by and in accordance with the document governing the rights and obligations of such party and subject to the applicable terms hereof;

(vii) references to a "Clause" or "Schedule" shall, subject to any contrary indication, be construed as a reference to a clause hereof or schedule hereto;

(viii) references to a "security interest" shall be construed as a reference to a mortgage, charge (whether legal or equitable), pledge, lien, hypothecation or other security interest of any kind whatsoever securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements (other than those entered into in the ordinary course of trading), sale and leaseback, sale and purchase or deferred purchase arrangements and the discounting or factoring of receivables on recourse terms) having a similar effect or any other arrangement having substantially the same economic effect as any of the foregoing; and

(ix)   references to "assets" shall include properties and revenues.

1.3 Terms defined or to which a meaning is ascribed in the Senior Facility Agreement shall, unless otherwise defined herein or unless the context otherwise requires, bear the same meaning herein.

2.  Consent to the Finance Documents

Subject to the terms of this Agreement, each of the parties hereto, for all purposes, hereby consents to the entering into and performance of the Finance Documents by the parties thereto.

3.  Ranking (Schuldrechtliche Rangvereinbarung)

3.1 Each of the Senior Agent, the Senior Subordinated Agent and the Lenders hereby agrees, subject and without prejudice to the security constituted by their respective security documents, and the Security Trustee acknowledges that the Senior Liabilities (other than the Postponed Senior Liabilities) shall rank pari passu between themselves and, whether secured or unsecured, shall rank in priority to the Senior Subordinated Liabilities and that the Senior Subordinated Liabilities shall rank in priority to the Postponed Senior Liabilities.

3.2 Save as otherwise provided herein the priorities referred to in Clause 3.1 will not be affected by any reduction or increase in the principal amount secured by the Security made in accordance with the terms hereof or the original terms of the Finance Documents or by any intermediate release of, reduction or increase in, amendment or variation to any of the Finance Documents made in accordance with the terms hereof or the original terms of the Finance Documents or by any variation to, or satisfaction of, any of the Liabilities or any other circumstances made in accordance with the terms hereof or the original terms of the Finance Documents.

3.3 The provisions of Clause 3.1 above shall apply notwithstanding the order in which or dates upon which the Finance Documents and this Agreement are executed or any of them are registered or notice of them is given to any person and shall apply regardless of the date upon which the relevant liabilities arise and of whether any relevant Lender is obliged to advance monies included in the relevant Liabilities and regardless of any fluctuations in the amount of any relevant Liabilities outstanding.

3.4 If under the terms of any of the Finance Documents any assets or the proceeds from any sale, conveyance, transfer or assignment of assets (whether or not the subject of the security constituted by the Security Documents) or any part thereof are required to be applied in mandatory prepayment of the Liabilities then the prior written consent of none of the Lenders shall be required for such application and such proceeds shall be applied in or towards payment of the Liabilities in accordance with the terms of the Facility Agreements and this Agreement.

4. Undertakings of the Senior Subordinated Agent and the Senior Subordinated Lenders

4.1 Each of the Senior Subordinated Agent and the Senior Subordinated Lenders undertakes that it will not, prior to the Senior Discharge Date, unless the Senior Agent (acting on the instructions of the Majority Lenders) otherwise previously consents in writing (and subject to the right to take any action permitted under Clause 11):

(i) permit or require the Borrower to pay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner (including by set-off or combination of accounts) the whole or any part of the Senior Subordinated Liabilities otherwise than pursuant to Clause 9.1 (except that the Senior Subordinated Agent may, following the occurrence of a Senior Subordinated Default, exercise any right it may have to accelerate the Borrower's obligations in respect of the Senior Subordinated Liabilities to the extent permitted under Clause 11);

(ii) (other than under the Security Documents) take, accept or receive (unless beyond its control) the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Senior Subordinated Liabilities from the Borrower, IFCO Europe or other member of the Group unless
(a) first or at the same time there is conferred on the Senior Lenders and the Hedge Counterparties the benefit (ranking first in point of security ) of such security interest, guarantee, indemnity or other assurance against financial loss in such manner and such form as the Senior Agent may require or (b) the Senior Agent shall have declined (acting on the instructions of the Majority Lenders) to take the benefit of such security interest, guarantee, indemnity or other assurance against financial loss and shall have notified such decision to the Senior Subordinated Agent in writing and in any event (c) the Senior Agent shall have received a legal opinion (obtained at the expense of the Borrower or, to the extent the Borrower is not able to fund such expense, the Senior Subordinated Lenders) in form and substance satisfactory to the Senior Agent stating that the security interests constituted by the Security Documents and the ranking created hereby will not thereby be prejudiced;

(iii) expressly agree to any Material Variation to the Senior Subordinated Facility Documents or incur any Related Liabilities referred to in sub-paragraphs (i) and (ii) of the definition thereof; or

(iv) take or omit to take any action whereby the subordination contemplated by this Agreement may be impaired.

4.2 The Senior Subordinated Agent shall, promptly upon becoming aware of the same, notify the Senior Agent of the occurrence of a Senior Subordinated Default.

4.3 The Senior Subordinated Agent will co-operate with the Senior Agent with a view to reflecting the priority of the security conferred by the Security Documents in any register or with any filing or registration authority and in giving notice to insurers, debtors liable for receivables covered by the Security Documents and other persons.

5.  Undertakings in respect of the Hedging Liabilities

5.1 Each of the Hedge Counterparties undertakes that it will not, unless the Majority Senior Lenders and the Majority Senior Subordinated Lenders otherwise consent in writing:

(i) take, accept or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Hedging Liabilities except pursuant to the Senior Security Documents (as defined in the Senior Facility Agreement) or with the consent of the Senior Agent and the Senior Subordinated Agent (acting reasonably) where the security constituted by the Security Documents would not otherwise extend to the Hedging Liabilities; or

(ii) agree to any amendment, supplement or novation (other than an amendment of a minor or technical nature) in the terms of the Hedging Agreements.

5.2 If the Senior Discharge Date would have occurred on any date but for the fact that the Hedging Liabilities only remain outstanding, all outstanding hedging transactions under the Hedging Agreements in relation to any Hedge Counterparty shall automatically terminate on that date unless the Senior Subordinated Agent agrees to the contrary.

5.3 Each Hedge Counterparty will provide to the Security Trustee, the Senior Agent and the Senior Subordinated Agent copies of all documents constituting the Hedging Agreements as soon as reasonably practicable.

6.  Undertakings in respect of the Senior Liabilities

6.1 Each of the Senior Agent, the Senior Lenders, the Senior Subordinated Agent and the Senior Subordinated Lenders agrees with each other that subject as provided below unless the Majority Lenders and the Majority Senior Subordinated Lenders otherwise consent in writing, neither the Senior Agent, the Senior Lenders nor any of them will agree to any Material Variation (falling within paragraphs (i) to (v) of the definition of "Material Variation") to the Senior Facility Agreement or permit any Related Liabilities referred to in sub-paragraphs (i) and (ii) of the definition thereof to arise (except for any capitalisation (or lump sum damages) of or in respect of accrued interest) Provided that, following the occurrence of a Senior Default which either consists of a failure to pay an amount due to be paid under the Senior Facility Documents or has been certified by the Senior Agent (acting on the instructions of the Majority Senior Lenders) as being material in the opinion of the Majority Senior Lenders, the Senior Lenders and the Senior Agent may agree to such a Material Variation or permit such a Related Liability to arise to the extent that the same consists of an increase in the maximum commitment or principal amount capable of being outstanding thereunder provided that the aggregate amount of any such increases does not exceed an amount equal to 10% of the amount of such commitment or principal amount at the date hereof (or, where any amortisations have actually been made at such time, 10% of the amount of the commitment after the receipt of such amortisation amounts) plus interest and commission thereon at the same rate as applicable under the original terms of the Senior Facility Agreement. It is hereby understood that any breach of the provisions of this Clause by the Senior Agent or the Senior Lenders shall result in any increased amount of the Senior Liabilities being ranked, for all purposes of this Agreement and the Security Documents, immediately behind the Senior Subordinated Liabilities and the other Senior Liabilities PROVIDED FURTHER THAT the Senior Agent and the Senior Lenders shall be permitted to extend the date on which any principal amount is to be paid under the Senior Facility Agreement provided that it is not extended beyond the Final Maturity Date.

6.2 Each of the Senior Agent and the Senior Lenders undertakes that it will not, prior to the Senior Subordinated Discharge Date, unless the Majority Senior Subordinated Lenders otherwise consent in writing:

(i) permit or require the Borrower to pay, repay, prepay, redeem, purchase or otherwise acquire any of the Postponed Senior Liabilities.

(ii) (other than under the Security Documents executed in favour of the Security Trustee) take, accept or receive (unless beyond its control) the benefit of any security interest, guarantee, indemnity or other assurance against financial loss in respect of the Postponed Senior Liabilities (from the Borrower, IFCO Europe or any other member of the Group) unless (a) first or at the same time there is conferred on the Senior Subordinated Lenders the benefit (ranking first in point of security) of such security interest, guarantee, indemnity or other assurance against financial loss in such manner and such form as the Senior Subordinated Agent may require or (b) the Senior Subordinated Agent shall have declined to take the benefit of such security interest, guarantee, indemnity or other assurance against financial loss and shall have notified such decision to the Senior Agent in writing and in any event (c) the Senior Subordinated Agent shall have received a legal opinion in form and substance satisfactory to the Senior Subordinated Agent stating that the security interests constituted by the Security Documents and the ranking created hereby will not thereby be prejudiced;

(iii) discharge or seek to discharge all or any part of the Postponed Senior Liabilities by set-off, any right of combination of accounts or otherwise; or

(iv) take or omit any action whereby the ranking contemplated of the Postponed Senior Liabilities by this Agreement may be impaired.

Provided that nothing in this Clause 6.2 shall prevent any enforcement of the Security Documents by or on behalf of the Senior Agent and/or the Senior Lenders.

6.3 Subject to the foregoing, the Senior Agent and the Senior Lenders, shall be entitled to agree to an amendment, supplement or novation to the Senior Facility Documents without prejudicing the priority created hereby.

6.4 The Senior Agent shall promptly upon becoming aware of the same notify the Senior Subordinated Agent of the occurrence of a Senior Default.

7.  Consents and Entrenched Provisions

7.1 If the Security Trustee, the Senior Agent or the Senior Lenders (as the case may be) or, after the Senior Discharge Date, the Security Trustee, the Senior Subordinated Agent or the Senior Subordinated Lenders:

(i) grants any consent, release, approval or waiver to the Borrower, IFCO Europe or any Group Entity pursuant to the terms of any of the Finance Documents;

(ii) makes any determination under, or agrees any amendment, supplement or novation to, any of the Finance Documents; or
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                                                                              10

(iii) waives any Senior Default or, after the Senior Discharge Date, any Senior Subordinated Default;

then the Hedge Counterparties shall give or make (and to the extent possible shall be deemed to have given or made), at the same time, a corresponding consent, release, approval, determination, amendment, supplement, novation or waiver, in each case in equivalent terms, for the purposes of the Finance Documents to which they are a party and shall not be permitted to object to any such action by the Senior Agent, the Security Trustee, the Senior Lenders, the Senior Subordinated Agent or the Senior Subordinated Lenders (as the case may be), or the Borrower, IFCO Europe or other Group Entity doing anything in accordance with such action by the Senior Agent, the Security Trustee, the Senior Lenders, the Senior Subordinated Agent or the Senior Subordinated Lenders (as the case may be), by virtue of anything in the Finance Documents and shall do all such things and execute or procure the execution of all such documents as the Senior Agent or the Senior Subordinated Agent (as the case may be) may reasonably require to give effect to the terms of this Clause.

7.2 None of the Senior Agent, the Security Trustee, the Senior Lenders, the Senior Subordinated Agent or the Senior Subordinated Lenders (as the case may be) shall be liable for any consent, release, approval, determination, amendment, supplement, novation or waiver or other action given or taken under Clause 7.1 to any of the Lenders or any other person.

8.  The Hedging Liabilities

Subject to Clause 11, and for so long as the Senior Liabilities (other than the Hedging Liabilities) are outstanding, from and after the date hereof no Hedge Counterparty nor any person on their behalf or appointed by any of them will discharge, sue for or institute legal proceedings to recover all or any part of the Hedging Liabilities nor petition or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement (Vergleich) in relation to the Borrower, IFCO Europe or any member of the Group.

9.  Permitted Payments

9.1 (i) Subject to (ii) and (iii) below, the Borrower may pay a Senior Subordinated Liability and the Senior Subordinated Agent may receive for the benefit of the Senior Subordinated Lenders payment of a Senior Subordinated Liability to the extent that the payment or receipt is a payment or receipt of interest, fees and expenses, and/or a payment, or receipt in respect of tax gross-ups and other indemnities under the Senior Subordinated Facility Agreement (except to the extent that any such indemnity payment or receipt would constitute a payment or receipt of principal) or a payment made pursuant to Clause 17 of the Senior Subordinated Facility Agreement and in any case, is made in accordance with the terms of the Senior Subordinated Facility Documents as at the date hereof (or as amended otherwise than in breach of Clause 4).

(ii)  If:
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                                                                              11

(a) a Senior Default has occurred due to the non-payment of principal, interest fees, expenses, costs or other amounts (other than in respect of a Postponed Senior Liability) (a "Senior Payment Default") the Senior Agent shall promptly notify the Senior Subordinated Agent thereof and thereafter the Senior Agent, acting on the instructions of the Majority Senior Lenders, may (and if instructed by the Majority Senior Lenders, shall) serve a written notice (together with any notice under Clause 9. 1 (iii), a "Stop Notice") on the Senior Subordinated Agent and the Borrower specifying, such Senior Payment Default and suspending permitted payments; or

(b) the Senior Agent has declared the Senior Liabilities due and payable or otherwise accelerated payment of the Senior Liabilities,

then (following service of such Stop Notice or the making of such declaration or acceleration) no payments may be made in respect of any Senior Subordinated Liability until either:

(1) the Senior Payment Default has been remedied or waived by or on behalf of the Majority Senior Lenders in writing or has ceased to exist; or

(2) the Senior Agent, acting on the instructions of the Majority Senior Lenders, has by notice in writing to the Senior Subordinated Agent and the Borrower cancelled the Stop Notice; or

(3) the Senior Agent, acting on the instructions of the Majority Senior Lenders, has cancelled or withdrawn its declaration or other premature acceleration.

(iii) If any other Senior Default has occurred which the Senior Agent (acting on the instructions of the Majority Senior Lenders) certifies in the relevant notice to be material in the opinion of the Majority Senior Lenders, for a period of 180 days from receipt by the Senior Subordinated Agent of a written notice in respect thereof, no payments may be made in respect of any Senior Subordinated Liability unless:

(a) such Senior Default has been remedied or waived by or on behalf of the Majority Senior Lenders in writing or has ceased to exist; or

(b) the Senior Agent, acting on the instructions of the Majority Senior Lenders, has by notice in writing to the Senior Subordinated Agent and the Borrower cancelled the Stop Notice; or

(c)  the Senior Discharge Date has occurred.

(iv) No more than one Stop Notice in relation to any Senior Default other than a Senior Payment Default may be served in any consecutive 365 day period and no Stop Notice may be delivered in relation to any Senior Default (other than a Senior Payment Default) more than 30 days after the Senior Agent becomes actually aware of such Senior Default.

(v) No Senior Default (other than a Senior Payment Default) that existed or was continuing on the date of service of any Stop Notice will be, or can be made, the basis for the service of a subsequent Stop Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the date of service of the first Stop Notice.

9.2 The failure to make a payment under the Senior Subordinated Facility Documents by reason of any provision of this Agreement shall not be construed as preventing the occurrence of a Senior Subordinated Default and the provisions of this Clause 9 shall not prevent the Senior Subordinated Agent and/or the Senior Subordinated Lenders taking any action permitted under Clause 11.

9.3 It is expressly agreed as between the Borrower and the Senior Subordinated Lenders that the obligation to make any payment under the Senior Subordinated Facility Documents not permitted to be paid under this Clause shall continue and that default interest (or, insofar as it relates to unpaid interest, lump sum damages) shall accrue thereon in accordance with the provisions of the Senior Subordinated Facility Documents. Any interest (or lump sum damages) so accrued may only be paid in accordance with the provisions of this Clause 9.

9.4 If at any time whilst the Senior Liabilities or, after the Senior Discharge Date, the Senior Subordinated Liabilities are or may be outstanding:

(i) any Senior Subordinated Lender receives a payment or distribution in cash or in kind of, or on account of, any of the Senior Subordinated Liabilities not permitted by Clause 9. 1, as the case may be, or made in accordance with Clause 12; or

(ii) the Borrower makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Senior Subordinated Liabilities,

the receiving Senior Subordinated Lender will forthwith pay any and all such amounts to the Security Trustee (Treuhander) for application in accordance with Clause 12.

10.  Subordination (Rangrucktrittsvereinbarung)

10.1  Notwithstanding the terms of the Finance Documents it is agreed that:

(i)   all amounts payable under the Finance Documents; and

(ii) any payment or distribution of any kind or character, whether in cash, securities or other property which is payable or deliverable upon or with respect to any of the Liabilities or any part thereof by IFCO Europe or any Group Entity or its estate or any liquidator, receiver or like officer consequent upon its winding-up shall, unless otherwise stipulated in this Agreement, forthwith be paid or delivered direct to the Security Trustee and shall be held by the Security Trustee upon trust for application in accordance with Clause 12 PROVI]DED THAT until the service of a notice under Clause 30. 1 (b) of the Senior Facility Agreement in accordance with the terms of the relevant Facility Documents payments in respect of the Senior Liabilities and (to the extent permitted under the other terms hereof) the Senior Subordinated Liabilities shall continue to be made in accordance with the terms of the relevant Finance Documents.

10.2    If:

(i) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Material Group Entity or IFCO Europe occurs by reason of the liquidation, dissolution or other winding-up of such Material Group Entity (or IFCO Europe) or its businesses (or its equivalent in any other applicable jurisdiction) or any sale, receivership, or other insolvency proceeding (Konkurs) or assignment for the benefit of creditors or any analogous proceedings; or

(ii) IFCO Europe or any Material Group Entity goes into liquidation or becomes subject to any insolvency or rehabilitation proceeding (Konkurs), administration, or voluntary arrangement (Vergleich) or any analogous proceedings (which in any such case would be a Senior Default), then and in any such event:

(a) the Senior Subordinated Liabilities shall be postponed and subordinated to the Senior Liabilities (other than the Postponed Senior Liabilities);

(b) any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Senior Subordinated Liabilities and the Senior Liabilities or any part thereof by the liquidator, administrator, administrative receiver or receiver (or the equivalent thereof) of such Group Entity (or, where applicable, IFCO Europe) or its estate shall forthwith be paid or delivered to the Security Trustee (Treuhander) for application in accordance with Clause 12; and

(c) if the trust referred to in Clause 10.1 fails or cannot be given effect to the Senior Lenders and the Senior Subordinated Lenders will pay an amount equal to such payment or distribution received by it (net of reasonable costs and expenses of making such payment) to the Security Trustee (Treuhander) for application in accordance with Clause 12.

10.3 (i) Each of the Lenders irrevocably authorises and empowers the Security Trustee to demand, sue and prove for, collect and receive every payment or distribution referred to in Clause 10.2(b) and give acquittance therefor and to file claims and take such other proceedings, in the Security Trustee's own name, the name of the relevant Lender, or otherwise as the Security Trustee may deem necessary or advisable for the enforcement of the provisions of this Agreement or otherwise to ensure the payment of debts in accordance with the priorities set out herein.

(ii) The Lenders will execute or procure the execution of and deliver to the Security Trustee such powers of attorney, assignments or other instruments as may reasonably be requested by the Security Trustee in order to enable the Security Trustee to enforce any and all claims upon or with respect to the Senior Liabilities, the Senior Subordinated Liabilities or any part thereof and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any of such Liabilities or any part thereof to the extent that the relevant Lender has failed to comply with its obligations hereunder after being requested to do so by the Security Trustee, and the Security Trustee and/or the Senior Lenders and, after the Senior Discharge Date, the Senior Subordinated Lenders have a claim on the amount represented by such payment or distribution.

(iii) The liquidator or other insolvency representative or trustee of the Borrower or its estate is authorised to apply any assets or moneys received by him in accordance with the terms of this Agreement or as instructed by the Security Trustee.

(iv) Without prejudice to the foregoing provisions of this Clause or any other provision hereof, nothing in this Agreement shall inhibit any of the Lenders from claiming or proving in the liquidation of the Borrower for the amount of the Senior Liabilities or the Senior Subordinated Liabilities owing to them.

10.4 (i) If any amounts described in Clause 10.2(b) are received by any of the Lenders or any person acting on their behalf with respect to the Senior Liabilities, the Senior Subordinated Liabilities or any part thereof, the relevant Lender(s) (or person acting on their behalf as aforesaid) will for so long as any of the Senior Liabilities and, after the Senior Discharge Date, the Senior Subordinated Liabilities and the Postponed Senior Liabilities are or may be outstanding forthwith pay (and pending such payment shall hold the same on trust for the Security Trustee for the purpose hereof) an amount equal to the amount received by such Lender (net of reasonable costs and expenses of making such payment) to the Security Trustee to be held on trust and to be applied in accordance with the terms of Clause 12.

(ii) If, following the occurrence of any of the events specified in Clause 10.2(i) or (ii) the Senior Liabilities or the Senior Subordinated Liabilities are discharged in whole or in part by a set-off, the Lender receiving the benefit of such set-off will forthwith pay (and, in each case, pending such payment shall hold the same on trust for the Security Trustee for the purpose hereof) an amount equal to the amount of the relevant Liabilities discharged by the set-off (net of reasonable costs and expenses of making such payments or effecting, such set-off) to the Security Trustee to be held on trust and to be applied in accordance with the terms of Clause 12.

(iii) For the avoidance of doubt, no such payments, receipts or amounts in respect of set off as described in paragraphs (i) or (ii) of this Clause shall, as between the Borrower and its creditors, be deemed to constitute payment by the Borrower to the relevant Lenders in respect of the relevant Liabilities.

10.5 Prior to the Senior Discharge Date, the Senior Subordinated Lenders shall not make any claim for costs or damages in relation to the Reports without offering to the Senior Agent and the Senior Lenders an opportunity to join in such claim. If the Senior Agent and the Senior Lenders join in such claim or make an equivalent claim the proceeds of all such claims (net of all costs) shall be treated as if they were proceeds of the Security Documents. If the Senior Agent and the Senior Lenders refuse to join in such claim or to make an equivalent claim the Senior Subordinated Lenders may retain the proceeds of their claim and, for the avoidance of doubt, in any case where the Senior Agent and the Senior Lenders have joined such claim or made an equivalent claim but have ceased to pursue such claim (and, if the Senior Lenders have ceased such claim by reason of having made a settlement, the proceeds of such settlement are retained by them), the Senior Subordinated Lenders may continue such action and retain any proceeds of such continued action.

11.  Enforcement (Durchsetzung der Anspruche und Verwertung der Sicherheiten)

11.1 So long as any of the Senior Liabilities (other than the Hedging Liabilities) or, after the Senior Discharge Date, the Senior Subordinated Liabilities are or may be outstanding, the Hedge Counterparties shall not be entitled, unless the Majority Lenders and the Majority Senior Subordinated Lenders otherwise consent in writing:

(i) to accelerate any of the Hedging, Liabilities, unless at the same time, or prior to, such acceleration the Senior Liabilities (other than the Hedging, Liabilities) have been accelerated; or

(ii) in any manner to enforce any security conferred by any of the Security Documents or to require any other person to enforce the same.

11.2 Prior to the Senior Discharge Date, none of the Senior Subordinated Lenders will be entitled (except as expressly permitted by this Agreement) unless the Senior Subordinated Agent has become, pursuant to the other provisions of this Clause 11, entitled to enforce the Senior Subordinated Liabilities and the Senior Subordinated Security Documents (as defined in the Senior Subordinated Facility Agreement):

(i) to accelerate any of the Senior Subordinated Liabilities or otherwise declare any of the Senior Subordinated Liabilities prematurely due and payable on or by reason of the occurrence of a Senior Subordinated Default or any other circumstances howsoever described unless at the same time, or prior to, such acceleration, the Senior Liabilities (or any of them) have been accelerated or unless such declaration or acceleration is made upon advice of counsel solely in order to protect the recoverability of the Senior Subordinated Liabilities; or

(ii) in any manner to enforce any security conferred by any of the Security Documents by sale, possession, appointment of a receiver or otherwise or to require any other person to enforce the same; or

(iii) discharge, sue for or institute legal proceedings to recover all or any part of the Senior Subordinated Liabilities; or

(iv) petition or apply or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement in relation to IFCO Europe or any member of the Group,

Provided that, for the avoidance of doubt, the Senior Subordinated Agent and the Senior Subordinated Lenders shall provided that there is no adverse effect on the subordination contemplated hereunder be entitled to apply to a court for injunctive relief, an order for specific performance or a declaratory order on the interpretation of any of the Senior Subordinated Documents.

11.3 If any Senior Subordinated Default occurs (otherwise than as a direct result of a breach by a Senior Subordinated Lender of its obligations under the Senior Subordinated Facility Documents) and it is a Senior Subordinated Default which the Senior Subordinated Agent (acting on the instructions of the Majority Senior Subordinated Lenders) certifies to the Senior Lenders is material in the opinion of the Majority Senior Subordinated Lenders, the Senior Subordinated Agent may by written notice to the Senior Agent specifying the Senior Subordinated Default (an "Enforcement Notice") request the Senior Agent to inform the Senior Subordinated Agent whether the Senior Agent proposes to instruct the Security Trustee to enforce the security conferred by the Security Documents.

11.4 If the Senior Agent within 60 days of such notice informs the Senior Subordinated Agent that it is proposed (on the instructions of the Majority Lenders) to enforce the Security Documents or if the Senior Agent does not respond within such 60 days, and subject to Clause 11.8, then promptly thereafter the Senior Lenders will instruct the Security Trustee to enforce the security (if the Senior Lenders are entitled to procure the enforcement of the Security Documents at such time) and the Security Trustee will enforce the Security Documents by the taking of such steps as it deems appropriate (in its sole discretion) in accordance with its powers and duties failing which (or if the Senior Lenders are not entitled to procure the enforcement of the Security Documents at such time but subject always to Clause 11.8 and the other provisions of this Agreement and the Facility Documents) the Senior Subordinated Agent may exercise its rights of acceleration under the Senior Subordinated Facility Agreement and instruct the Security Trustee to enforce the security and the Security Trustee shall so enforce. For the avoidance of doubt the Senior Lenders confirm that they will not following the delivery of an Enforcement Notice do anything which would render them not entitled to procure enforcement of the Security Documents at that time.

11.5 If the Senior Agent informs the Senior Subordinated Agent within such 60 days that it is not proposed (on the instructions of the Majority Lenders) to enforce the Security Documents, then, not earlier than 180 days after the service of the Enforcement Notice (the "Standstill Period") and provided that the same Senior Subordinated Default referred to in such Enforcement Notice is continuing and subject to Clauses 11.7 and 11.8, the Senior Subordinated Agent may declare the Senior Subordinated Liabilities due and payable, require the Security Trustee to enforce the Security Documents by the taking of such steps as it deems appropriate in accordance with its powers and duties and take such other action as is available to them to recover the Senior Subordinated Liabilities (subject to any proceeds thereof being paid to the Security Trustee for distribution in accordance with Clause 12).

11.6 If, at any time before the Senior Discharge Date, a winding-up or administration order is made in relation to IFCO Europe or any Group Entity or a voluntary arrangement (Vergleich) or other analogous proceedings in relation to IFCO Europe or any Group Entity is approved, then the Senior Subordinated Agent may at any time thereafter notify the Senior Agent thereof and if the Senior Agent determines that such event is material in the context of the business carried on by the Group, then (subject to Clause 11.8) the Senior

Agent shall require the Security Trustee to enforce the Security Documents, whereupon the Security Trustee shall promptly enforce the Security Documents (if entitled to do so) by the taking of such steps as it deems appropriate (in its sole discretion) in accordance with its powers and duties.

11.7 The Senior Subordinated Lenders may not make any demand on or take any other action against the Borrower in relation to the Senior Subordinated Liabilities in circumstances which would otherwise be permitted by this Clause 11 where both the following apply:

(i) the Security Trustee (or any receiver appointed pursuant to any of the Security Documents), acting on the instructions of the Majority Lenders and in accordance with the terms hereof, confirms to the Senior Subordinated Agent in writing that it is enforcing or taking steps to enforce security conferred by any of the Security Documents over the shares of the Borrower by selling or procuring the sale of all such shares which are subject to such security, and has not subsequently notified the Senior Subordinated Agent to the contrary in writing (and the Security Trustee undertakes to notify or procure that any such receiver notifies the Senior Subordinated Agent promptly upon such enforcement being discontinued); and

(ii) the period elapsed from the date on which the Senior Subordinated Lenders would have been permitted pursuant to this Clause 11 in the absence of this Clause 11.7 to make a demand or otherwise take action against such Borrower in relation to the Senior Subordinated Liabilities is less than 120 days (or such shorter or longer period as the Senior Subordinated Agent (with the consent of the Majority Senior Subordinated Lenders) may otherwise agree with the Senior Agent (with the consent of the Majority Senior Lenders)).

11.8 It is hereby agreed by the Senior Lenders, the Senior Subordinated Lenders and the Security Trustee that the Security Trustee will commence enforcement of the Security upon the instruction of either the Majority Lenders or, where the circumstances set out in this Clause 11 permit, at the request of the Senior Subordinated Agent Provided that the manner of such enforcement shall be determined by the Majority Lenders and Provided Further that the proceeds of any such enforcement shall be held on trust by the Security Trustee and applied in accordance with the provisions of Clause 12. Where practicable the Security Trustee, the Senior Agent and the Senior Subordinated Agent shall consult in relation to the enforcement process.

11.9 Each of the Senior Agent, the Senior Subordinated Agent and the Lenders agrees that the subordination effected hereby shall be in addition to and shall not prejudice or affect any security or any right or remedy of the Senior Lenders and the Hedge Counterparties in respect of the Senior Liabilities, or the Senior Subordinated Lenders and the Hedge Counterparties in respect of the Senior Subordinated Liabilities and each of the Senior Lenders, the Hedge Counterparties and the Senior Subordinated Lenders hereby agrees that:

(i) subject to the other provisions of this Agreement, the obligations and liabilities of each of the Borrower, or any other person, for or in respect of the Senior Liabilities and/or the Senior Subordinated Liabilities, may, from time to time, in whole or in part, be renewed, extended, amended, supplemented, novated, accelerated, compromised, terminated, sold, transferred, exchanged, waived or released Provided that no Group Entity shall be bound by any change to the Senior Liabilities or the Senior Subordinated Liabilities unless the same is made in accordance with the terms of this Agreement and the Senior Facility Documents or the Senior Subordinated Facility Documents (as the case may be);

(ii) subject to the other provisions of this Agreement, the Senior Lenders, the Hedge Counterparties and the Senior Subordinated Lenders may exercise or refrain from exercising any right, remedy or power granted by the Security Documents, the Facility Documents or the Senior Subordinated Facility Documents or any other document creating, evidencing or otherwise related thereto or given therefor (including, without limitation, the right to perfect any security interest created in connection therewith);

(iii) subject to Clause 7. 1, any and all security interests at any time, present or future, held, given or intended to be given for the Liabilities, and any rights or remedies of the Senior Lenders, the Hedge Counterparties or the Senior Subordinated Lenders in respect thereof may, from time to time, in whole or in part, be exchanged, sold, transferred, released, modified, waived or extended by the Senior Lenders, the Hedge Counterparties or the Senior Subordinated Lenders (as the case may be);

(iv) the Senior Agent, the Senior Lenders, the Hedge Counterparties, the Senior Subordinated Agent and the Senior Subordinated Lenders (subject to the other provisions hereof) shall be entitled to exercise their rights under the Senior Facility Documents or, as the case may be, the Senior Subordinated Facility Documents in such manner and at such time as they shall consider fit and, subject as required by applicable German law, solely having regard to their own interests (including, without limitation, incurring any obligation to marshal security held) and, following any enforcement action against the Borrower, IFCO Europe or any Group Entity or enforcement of the Security shall be entitled to cease such enforcement; and

(v) any balance or balances of funds with the Senior Lenders, the Hedge Counterparties or the Senior Subordinated Lenders at any time standing to the credit of any of the Borrower, IFCO Europe or any Group Entity may (subject to the other provisions hereof), from time to time, in whole or in part, be surrendered or released, and that all of the above shall be without impairing, abridging, diminishing, releasing or affecting the subordination of the Senior Subordinated Liabilities to the Senior Liabilities provided herein and without any of the Senior Agent, the Senior Lenders or the Hedge Counterparties incurring any liability to any of the Senior Subordinated Lenders.

12.  Appropriation (Anrechnung der erhaltenen Zahlungen)

12.1 All amounts received by the Security Trustee and held on trust pursuant to this Agreement, after providing for all of its outgoings, costs, charges, expenses and liabilities in connection with acting as Security Trustee (and after setting aside such sums as it considers (in its sole discretion) will or may become payable in the future and which it considers will not or may not be discharged out of future receipts from the enforcement of any Security) and after providing for payments ranking in priority as a matter of law shall be applied:

(i) prior to the Senior Discharge Date, in or towards payment of the Senior Liabilities (but excluding the Postponed Senior Liabilities) including, without limitation any amounts required by way of cash collateral in respect thereof by payment to the Senior Agent and each Hedge Counterparty in rate-able proportions to the amounts then due to the Senior Lenders and the Hedge Counterparties (and the Senior Agent shall apply any monies so received by it from the Security Trustee in accordance with the terms of the Senior Facility Agreement);

(ii) after the Senior Discharge Date in or towards payment of the Senior Subordinated Liabilities by payment to the Senior Subordinated Agent and the Hedge Counterparties in rateable proportions to the amounts then due to the Senior Subordinated Lenders and the Hedge Counterparties (and the Senior Subordinated Agent shall apply any monies so received by it from the Security Trustee in accordance with the terms of the Senior Subordinated Facility Agreement); and

(iii) after the Senior Subordinated Discharge Date in or towards payment to the Senior Agent for distribution in accordance with the Senior Facility Agreement for application towards the Postponed Senior Liabilities which are then due in rateable proportions.

12.2 Any balance shall be held by the Security Trustee and shall be subsequently applied in accordance with Clause 12.1 above as and when relevant amounts become due and may be so applied. Any balance held by the Security Trustee after irrevocable discharge in full of the Liabilities including, without limitation, any amounts required by way of cash collateral in respect thereof, (as to which amounts the Security Trustee shall be entitled to rely on a written certificate from the Senior Agent, the Hedge Counterparties and the Senior Subordinated Agent (as the case may be)) shall (after providing for payments ranking in priority as a matter of law) be paid in accordance with Clause 12.1(ii) and (iii) above and otherwise to such person (in the reasonable opinion of the Security Trustee) as may be entitled thereto.

13.  Amendments (Anderungen)

The provisions of this Agreement may not be amended (otherwise than in accordance with the terms hereof) except by written agreement between the Senior Agent (acting on the instructions of the Majority Senior Lenders), the Hedge Counterparties, the Senior Subordinated Agent, (acting on the instructions of the Majority Senior Subordinated Lenders) and the Security Trustee. Any amendment so made shall bind all the parties hereto

14.  Notices (Mitteilungen)

14.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex (provided answerback is received), facsimile or letter.

14.2 Any communication or document to be made or delivered by one person to another pursuant to or in connection with this Agreement shall (unless that other person has by fifteen days' written notice to the one specified another address) be made or delivered to that other person at the address telex or facsimile identified with its signature below or in any Accession Agreement and shall be deemed to have been made or delivered when despatched (and answerback received) (in the case of any communication made by telex) when received (in the case of communications made by facsimile) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address Provided that if such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the next subsequent business day.

14.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

15.  Miscellaneous

15.1 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

15.2 The obligations of the parties who have executed this Agreement shall not be affected by the fact that not all of the parties hereto have validly executed this Agreement and such obligations shall be binding inter se.

15.3 If any provision of this Agreement is prohibited or unenforceable in any jurisdiction in relation to any party hereto, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any of the other parties hereto and the relevant provision shall be replaced with a new provision reflecting the commercial intent of the parties, which provision shall be legal, valid and enforceable under the law of the relevant jurisdiction.

15.4 Each amount payable by any of the Hedge Counterparties or the Senior Subordinated Lenders to the Senior Agent or the Security Trustee or, after the Senior Discharge Date, payable to the Senior Subordinated Agent which is not paid when due and payable shall carry interest until paid (as well before as after judgement) payable on demand at a rate of interest as would equal the cost to the Senior Agent, the Senior Subordinated Agent or, as the case may be, the Security Trustee of borrowing such amount as determined by the Senior Agent, the Senior Subordinated Agent or, as the case may be, the Security Trustee.

15.5 The Beneficiaries hereby acknowledge that the certificates of the Senior Agent and the Senior Subordinated Agent concerning the amounts due to each Beneficiary in respect of the payment obligations of the Borrower under the Senior Facility Documents and the Senior Subordinated Facility Documents respectively shall be binding upon each Beneficiary and Senior Subordinated Beneficiary hereunder in the absence of manifest error.

15.6 The priority and subordination provisions of this Agreement are cumulative.

15.7 This Agreement overrides anything in the Hedging Agreements and the Senior Subordinated Facility Documents to the contrary.

15.8 The parties hereto confirm that this Agreement shall not constitute nor create nor is it intended to constitute or create any security interest on the part of the Senior Agent, the Senior Subordinated Agent or any of the Lenders.

15.9 Notwithstanding anything herein to the contrary, the Senior Agent agrees that it will (so far and for such period as it considers it to be practicable in the prevailing circumstances) consult with the Senior Subordinated Agent prior to its granting any consent or waiver in relation to, or exercising any discretion given to it pursuant to the terms of the Finance Documents or taking any steps to accelerate or cancel the Senior Liabilities or enforce the Senior Liabilities.

15.10 None of the Senior Agent, the Senior Subordinated Agent and the Security Trustee may resign or be removed as specified in the Senior Facility Agreement or, as the case may be, the Senior Subordinated Facility Agreement unless a replacement Senior Agent, Senior Subordinated Agent or Security Trustee agrees with all other parties hereto to become the replacement agent or, as the case may be, trustee under this Agreement by execution of an Accession Agreement or by such other method as may be approved by the Majority Lenders.

16.  Assignments and Transfers (Abtretungen, Schuldubernahme oder
Vertragsubernahme)

16.1 The parties hereto confirm that any person becoming a Lender or an Agent (by the execution of a substitution or transfer certificate or otherwise) shall be entitled to the benefit of the provisions contained herein as if it had been originally named a party hereto. Each party hereto makes an irrevocable offer, without the need for any further action, to each such person which may be accepted by such person becoming a Lender or Agent. In addition each party hereto (including parties subsequently becoming bound by this Agreement) irrevocably authorises the Security Trustee to agree, on its behalf, with any other person intended to become a party hereto as a Lender or Agent to the execution of an Accession Agreement so as to make such person a party to this Agreement as a Senior Lender, a Hedge Counterparty, a Senior Subordinated Lender, a Senior Agent or a Senior Subordinated Agent and hereby expressly consents to such person acceding hereto as such. The parties hereto agree that this authorisation and consent is given to secure the interests of the parties under this Agreement and is accordingly irrevocable.

16.2 The parties hereto agree that none of the Lenders will assign or transfer to any person the whole or any part of their rights or obligations in respect of any of the Liabilities or any of the at Finance Documents or enter into any Hedging Agreement unless permitted pursuant to the provisions of the Finance Documents and the assignee, transferee or Hedge Counterparty, as the case may be, previously or simultaneously agrees with the other parties hereto to be bound by the provisions of this Agreement as if it was named herein and subject to the same rights and obligations (mutatis mutandis) as the relevant

Lender and executes and delivers to the Security Trustee (with a copy to the Senior Agent and the Senior Subordinated Agent) an Accession Agreement.

17.  Transfers of Senior Liabilities to the Senior Subordinated Lenders

17.1 If at any time and for so long as the Senior Subordinated Lenders are not entitled to receive payments pursuant to Clause 9.1 or following the Final Maturity Date, the Senior Subordinated Agent (acting on the instructions of all the Senior Subordinated Lenders) shall be entitled to request that the Senior Lenders shall transfer to them in accordance with Clause 38 of the Senior Facility Agreement all (and not part only) of their rights and obligations in respect of the Senior Liabilities whereupon:

(a)  to the extent that they are lawfully able to do so; and

(b)  upon receipt by the Senior Agent of the amounts referred to in Clause 17.2,

each of the Senior Lenders shall as soon as reasonably practicable after such receipt so transfer all of its rights and obligations in respect of the Senior Liabilities to such person or persons as the Senior Subordinated Agent shall reasonably request.

17.2 In consideration of the Senior Lenders transferring their rights and obligations in respect of the Senior Liabilities as provided for in Clause 17.1, the Senior Subordinated Lenders (in such proportions as they may agree) shall pay to the Senior Agent for the account of itself or the Senior Lenders (or, as the case may be, to the Security Trustee) and in the currency in which the same are outstanding or incurred:

(i) an amount equal to all amounts then due to the Senior Lenders in respect of the Senior Liabilities or outstanding in respect thereof (whether or not due);

(ii) an amount equal to all the costs which will be incurred by the Senior Lenders (or any of them) in terminating any arrangements which they may have made to fund such due or outstanding amounts; and

(iii) any fees, costs or expenses (including legal fees) which the Senior Agent or the Senior Lenders or the Security Trustee or any of them may properly incur in connection with effecting such transfer, all as certified by the Senior Agent to the Senior Subordinated Agent within 10 business days of receipt of the request for such transfer.

18.  The Security Trustee

18.1 Each of the Senior Agent, the Senior Subordinated Agent, the Lenders and the Hedge Counterparties hereby confirms the appointment of the Security Trustee to act as its trustee in connection herewith and authorises the Security Trustee to act on the instructions of the Majority Lenders save as otherwise provided in this Agreement and, after the Senior Discharge Date, on the instructions of the Majority Senior Subordinated Lenders and to exercise such rights, powers and discretions as are specifically delegated to the

Security Trustee by the terms hereof and the Security Trust Agreement together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts hereby created.

18.2 Each of the Lenders agrees that each of the Senior Agent, the Senior Subordinated Agent and the Security Trustee shall be entitled (to the extent these may be relevant in connection with the obligations of the Security Trustee hereunder) to the benefit of the protections and other provisions relating to the scope of its duties and obligations contained in Clause 38 of Senior Facility Agreement, Clause 31 of the Senior Subordinated Facility Agreement and Clause 9 of the Security Trust Agreement as if they were included (mutatis mutandis) herein provided that neither the Senior Agent, the Senior Subordinated Agent nor the Security Trustee shall be deemed to be the agent of IFCO Europe or any Group Entity.

18.3 Each party hereto relieves the Senior Agent to the full extent necessary from the restrictions of Section 181 of the German Civil Code (BGB) to perform its duties and obligations as Security Trustee hereunder.

19.  Governing Law (Rechtswahl)

19.1 This Agreement shall be governed by, construed and interpreted in accordance with German law.

20.  Jurisdiction (Gerichtsstand)

20.1 Each of the parties hereto irrevocably agrees for the benefit of each of the Beneficiaries that the District Court (Landgericht) of Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

20.2 Each party to this agreement irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 20.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS whereof this Agreement has been executed by the parties hereto the day and year first above written.

The Senior Agent

EXECUTED
by BHF BANK AKTIENGESELLSCHAFT, Head Office, Frankfurt/Main

By: /s/ GERD P. BIEDING            /s/ MICHAEL FOCKING

Address:   Max-Joseph - Strasse 6
           80333 Munchen
           Germany

Telephone: +49 89 55173-267
Facsimile: +49 89 55173-292
Attention: Jorg Salven

The Security Trustee

EXECUTED
by BHF BANK AKTIENGESELLSCHAFT

By:  /s/ GERD P. BIEDING           /s/ MICHAEL FOCKING

Address:   Bockenheimer Landestrasse 10
           60323 Frankfurt am Main
           Germany

Telephone:
Facsimile: +49 69 718 4480
Attention: Peter Koch

The Initial Senior Lenders

EXECUTED
by BARCLAYS BANK PLC

By: /s/ TIM TAYLOR

Address:   Bockenheimer Landstrasse 38-40
           60323 Frankfurt am Main
           Germany

Telephone: +49 69 7161-1862
Facsimile: +49 69 7161-1889
Attention: Rolf-Peter Ruoff/Diva Cortellini

BHF BANK AKTIENGESELLSCHAFT, Head Office, Frankfurt/Main

By: /s/ GERD P. BIEDING            /s/ MICHAEL FOCKING

Address:   Max-Joseph - Strasse 6
           80333 Munchen
           Germany

Telephone: +49 89 55173-267
Facsimile: +49 89 55173-292
Attention: Jorg Salven

DG BANK DEUTSCHE GENOSSENSCHAFTSBANK

By:  /s/ ANDREAS THONHAUSER        /s/ MARKUS KASCH

Address:   Deurtenstrasse 16
           80268 Munich
           Germany

Telephone:
Facsimile: +49 89 21342-639
Attention: Mr. Markus Kasch


CREDITANSTALT AG

By: /s/ BETTINA STEINHAUER

Address:   Brienner Str. 9
           D-80333
           Munich
           Germany

Telephone:
Facsimile: +49 89 29074-588
Attention: Mr. Klaus Butscher

DEUTSCHE BANK AKTIENGESELLSCHAFT, Munich Branch

By: /s/ BETTINA STEINHAUER

Address:   Unternehmen und Institutionen
           Riestrasse 25
           BE Munchen 80992
           Germany

Telephone:
Facsimile: +49 89 23902-033
Attention: Mr. Manfred Graeff

NORDDEUTSCHE HYPOTHEKEN-UND WECHSELBANK AG

By:  /s/ BETTINA STEINHAUER

Address:   Postflach 10
           Domstrasse 9
           20033 Hamburg
           Germany

Telephone:
Facsimile: +49 40 324-122
Attention: Mr. Klaus Bruning


OLDENBURGISCHE LANDESBANK AG

By: /s/ BETTINA STEINHAUER

Address:   Postflach 26
           26016 Oldenburg
           Germany

Telephone:
Facsimile: +49 44 1210-362
Attention: Mr. Heinrich Rawe

The Senior Subordinated Agent

EXECUTED
by BARCLAYS BANK PLC

By: /s/ TIM TAYLOR

Address:   Bockenheimer Landstrasse 38-40
           60323 Frankfurt am Main
           Germany

Telephone: +49 69 7161-1862
Facsimile: +49 69 7161-1889
Attention: Rolf-Peter Ruoff/Diva Coutellini


The Initial Senior Subordinated Lender

EXECUTED
by BARCLAYS BANK PLC

By:  /s/ TIM TAYLOR

Address:   Bockenheimer Landstrasse 38-40
           60323 Frankfurt am Main
           Germany

Telephone: +49 69 7161-1862
Facsimile: +49 69 7161-1889
Attention: Rolf-Peter Ruoff/Diva Coutellini